March 31, 2005

Dear Member:

We are pleased to announce that the Board of Directors has approved a cash distribution in the amount of $100.00 per membership unit to members of record on April 1, 2005. We intend to mail the distribution on or before May 6, 2005. Our excellent team of employees continues to work hard to maintain the production and efficiency of the plant.

As a reminder, the second trimester of trading operations of the Husker Ag Trading System will begin on April 1, 2005. You can find a copy of the Husker Ag Trading System Rules and Procedures on our website at www.Huskerag.com. Please contact either Kristine Wacker or myself if you have any questions or desire more information regarding our Trading System.

Our website also includes a link to the SEC Edgar Company Search website where you may access Husker Ag's SEC filings. On March 31, 2005, we filed our 2004 Annual Report on Form 10-KSB. This report includes the Company's 2004 audited financial statements. On the SEC website, you can find all of our SEC filings including our Annual Report by typing in "Husker Ag" under the company name, or you may enter our CIK number in the appropriate box which is 1133555.

If you have questions, you may call us at 402-582-4446.

Kind regards,

Allen Sievertsen
General Manager

Statements made in this letter about Husker Ag, LLC, other than statements of historical fact, are forward-looking statements, and are subject to a number of uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the ethanol industry as described in the Company's Form 10-KSB.